                                                             Exhibit 23(b)

To the Board of Directors of Acxiom Corporation:

As independent public accountants, we hereby consent to the incorporation of our report dated May 11, 2001 incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements, File Nos. 333-72009, 333-81211, 333-49740,
333-55814, 33-17115, 33-37609, 33-37610, 33-42351, 33-72310, 33-72312, 33-63423, 333-03391, 333-40114 and 333-57470.

/s/   Arthur Andersen LLP

Little Rock, Arkansas,
June 22, 2001